UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code	(203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Item 5.07(d) of Form 8-K, Bolt Technology Corporation (the “Company”) is filing this Amendment to its Form 8-K originally filed on November 23, 2011 solely for the purpose of disclosing the Company's decision regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Form 8-K that was filed on November 23, 2011.

Section 5—Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 22, 2011, the Company held its Annual Meeting of Stockholders. Stockholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of an advisory vote on the compensation of the Company’s named executive officers. In the Proxy Statement for the 2011 Annual Meeting of Stockholders, the Board of Directors recommended that the stockholders vote for a one-year interval for the advisory vote on the compensation of the named executive officers. As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year.

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board of Directors has determined that the Company will hold an advisory vote annually on the compensation of the Company's named executive officers.

The information reported under Item 5.07 of the November 23, 2011 Form 8-K is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto (Chairman of the Board and Chief Executive Officer)

Dated: April 4, 2012